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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 1998



                      CAMERA PLATFORMS INTERNATIONAL, INC.
                      ------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                 0-14675                95-4024550
----------------------------     ------------         -------------------
(State or other jurisdiction     (Commission            (IRS Employer
      of incorporation           File Number)         Identification No.)
      or organization)




             10909 Vanowen Street, North Hollywood, CA         91605
             --------------------------------------------------------
              Address of principal executive offices)       (Zip Code)


                                (818) - 623-1700
                               ------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                            ------------------------
          (Former name or former address if changed since last report)


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                      CAMERA PLATFORMS INTERNATIONAL, INC.



ITEM 5.   OTHER EVENTS.


     Effective June 11, 1998, the Board of the Company was reduced from five members to one member by action without a meeting of the majority shareholder, Shotmaker Acquisition Corp. ("SAC"). William O. Fleischman was appointed sole director. Effective that date, the Board terminated the employment of Roy Atlas as President of the Company and Laird Robertson resigned as Chief Executive Officer. Mr. William O. Fleischman was appointed as the new Chief Executive Officer and Trevor Barker was appointed interim Chief Operating Officer. Subsequently, the Board was increased to five members by action of the majority shareholder. The current Board members are: Mr. Richard Camoirano, Mr. William
O. Fleischman, Mr. Rick Hicks, Mr. Leslie Kovacs, and Ms. Brianne Murphy. Mr. Fleischman, Mr. Kovacs and Ms. Murphy were previously Board members of the Company. Mr. Atlas and Mr. Robertson are no longer members of the Board.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   CAMERA PLATFORMS INTERNATIONAL, INC.



Date:  June 23, 1998               /s/ JAMES P. ROBINSON
                                   -----------------------
                                   James P. Robinson
                                   Chief Financial Officer






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